Exhibit 21.1

List of Subsidiaries of the Registrant
Subsidiary                                        Jurisdiction
43642 Yukon Inc.                                        Yukon Territory, Canada
Active Building, LLC                                    Washington
A.L. Wizard, Inc.                                        Delaware
Credit Interfaces, Inc.                                    California
eReal Estate Integration, Inc.                                California
LeaseStar LLC                                        Delaware
LeaseStar California, Inc.                                    Texas
Metrosoft LTD                                        Israel
MTS Connecticut, Inc.                                    Delaware
MTS Minnesota, Inc.                                    Delaware
MTS New Jersey, Inc.                                    Delaware
Multifamily Internet Ventures, LLC                                California
Multifamily Technology Solutions, Inc.                            Delaware
MyBuilding Inc.                                        Delaware
Propertyware LLC                                    California
RealPage Forms LLC                                    Delaware
RealPage India Holdings, Inc.                                Delaware
RealPage India Private Limited                                India
RealPage Payment Processing Services, Inc.                            Nevada
RealPage Payments Services LLC                                Texas
RealPage Philippines Holdings LLC                            Delaware
RealPage (Philippines) Inc.                                Philippines
Rent Mine Online Inc.                                    Delaware
RP Newco LLC                                        Delaware
RP Newco II LLC                                    Delaware
RP Newco V LLC                                     Delaware
RP Newco VI LLC                                    Delaware
RP Newco X LLC                                    Texas
RP Newco XI LLC                                    Texas
RP Newco VIII LLC                                    Texas
Senior-Living.com, Inc.                                    Delaware
SLN Newco LLC                                        Texas
Starfire Media, Inc.                                    Delaware
Urban Networks LTD                                    Israel
Velocity Utility Solutions LLC                                Texas